THIS IS AN IMPORTANT LEGAL DOCUMENT. PLEASE CONFER WITH A LAWYER OR OTHER TRUSTED ADVISOR BEFORE SIGNING THIS DOCUMENT.

June 28, 2016

VIA HAND DELIVERY

William Bertrand
21729 Brink Meadow Lane
Germantown, MD 20876

Re: Severance Agreement and Release:

DO NOT SIGN UNTIL ON OR AFTER THE TERMINATION DATE

Dear William,

This letter (the “Agreement”) summarizes the terms of your separation from employment with Infinity Pharmaceuticals, Inc. (the “Company”). The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship, to release the Company from all legally waivable claims and to permit you to receive severance pay and other benefits described herein, under the terms of the applicable Infinity Pharmaceuticals, Inc. Severance Benefits Plan (the “Severance Benefits Plan”).

By signing this Agreement, you will be giving up valuable legal rights. For this reason, it is very important that you carefully review and understand the Agreement before signing it. The deadline for accepting this Agreement is forty-five (45) days from the date of receipt of this document or three days after the Termination Date, whichever is later. If you do not sign and return this document within the forty-five (45) day period or by three days after the Termination Date, whichever is later, this offer of severance pay and benefits will expire. The Company encourages you to take advantage of this period of time by consulting with a lawyer, or other trusted advisor, before signing the document. IN ADDITION, NOTE THAT YOU ARE NOT PERMITTED TO SIGN THIS AGREEMENT UNTIL ON OR AFTER THE TERMINATION DATE (AS DEFINED BELOW). AN AGREEMENT SIGNED BEFORE THE TERMINATION DATE WILL NOT BE EFFECTIVE OR ENFORCEABLE AND WILL NEED TO BE RE-SIGNED.

1.    Employment Status and Final Payments:

(a)    Termination Date: Your termination from employment with the Company will be effective as of 9/2/2016 (the “Termination Date”). As of the Termination Date, your salary will cease, and any entitlement you have or might have under a Company-provided benefit plan, program, contract or practice will terminate, except as required by federal or state law.

(b)    You hereby acknowledge that you have been paid all earned wages and for all accrued but unused vacation time as of the Termination Date.

(c)    The Termination Date shall be the date of the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If you are enrolled in the Company’s medical plans, you will be provided a benefits packet containing information on your COBRA rights and how to elect to convert to a direct pay plan under COBRA.

2.    Consideration: In exchange for, and in consideration of, your full execution of this Agreement, and after the expiration of the Revocation Period set out in Section 10 below, the Company agrees as follows:

(a)    Severance Pay: The Company will pay you a severance payment under the terms of the applicable Severance Benefits Plan. Subject to the terms and conditions of the Severance Benefits Plan, you are entitled to severance payments equivalent to your Base Salary (as defined in the Severance Benefits Plan) for a period of 49 weeks (the “Severance Period”). This severance amount will be paid to you in regular installments over the Severance Period on the Company’s regularly scheduled payroll days. The first installment will be paid to you within ten (10) business days after the Release Effective Date as defined in the Severance Benefits Plan.

(b)    COBRA Premiums: If you elect in a timely manner to continue medical, dental and vision insurance coverage, as applicable, after the Termination Date in accordance with the provisions of COBRA, the Company will pay your monthly premium payments until the earlier of: (i) the end of the Severance Period; (ii) the date you obtain new employment and are eligible for a new group health plan; or (iii) the date your COBRA continuation coverage would terminate in accordance with the provisions of COBRA. Thereafter, medical, dental and vision insurance coverage, as applicable, shall be continued only to the extent required by COBRA and only to the extent you timely pay the premium payments yourself. Please note that if the Company, in its sole discretion, subsequently determines that all or some of its payment of the COBRA premiums are discriminatory under Section 105(h) of the Internal Revenue Code, any remaining COBRA payments shall instead be paid to you as additional severance pay over the same period that the subsidy would have been provided.

(c)    Outplacement Benefits: At your request, the Company will arrange and pay for reasonable outplacement services (“Outpatient Benefits”), pursuant to and subject to the terms and conditions set forth in the Severance Benefits Plan.

(d)    Annual Bonus: The Company will pay any unpaid annual bonus in respect to any completed bonus period which has ended prior to the Termination Date if the Company’s Board deems the bonus granted in its discretion, pursuant to and subject to the terms and conditions set forth the Severance Benefits Plan.
(e)    Equity Awards: The portion of any outstanding Company equity awards which would have vested within the one (1) year period following the Termination Date shall vest immediately upon the Release Effective Date as defined in the Severance Benefits Plan.

(f) Payments: The payments set forth in this Section 2 shall be subject to all applicable federal, state and/or local withholding and/or payroll taxes.

3.    Release: This section of the Agreement is a release of legal claims. Please carefully review this section with your attorney, or other trusted advisor, and do not sign this document unless you understand what this section says.

(a)    In exchange for the amounts described in Section 2, which are in addition to anything of value to which you are entitled to receive, you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally release, discharge, indemnify and hold harmless the “Company Releasees” from any and all legally waivable claims that you have against the Company Releasees. Other than as permitted in Section 3(e) below, this means that by signing this Agreement, you are agreeing to forever waive, release and discharge the Company Releasees from any type of claim arising from conduct that occurred any time in the past and up to and through the date you sign this document. Company Releasees is defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities.

(b)    This release includes, but is not limited to, any waivable claims you have against the Company Releasees based on conduct that occurred any time in the past and up to and through the date you sign this Agreement that arises from any federal, state or local law, regulation, code or constitution dealing with either employment, employment benefits or employment discrimination. By way of example, this release includes the release of claims against the Company Releasees under the laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex harassment, sexual orientation, gender identity, national origin, ancestry, genetic carrier status, handicap or disability, veteran status, any military service or application for military service, or any other category protected under federal, state or local law. This release also includes any claim you may have against the Company Releasees for breach of contract, whether oral or written, express or implied; any tort claims(such as claims for wrongful discharge, tortious interference with advantageous relations, mispresentation and defamation); any claims for equity or employee benefits of any other kind; or any other legally waivable statutory and/or common law claims.

(c)    For avoidance of doubt, by signing this Agreement you are agreeing not to bring any waivable claims against the Company Releasees (other than as permitted in Section 3(e) below) under the following nonexclusive list of discrimination and employment statutes: Title VII of the Civil Rights Act of 1964 (Title VII”), The Americans With Disabilities Act (“ADA”), The ADA Amendments Act, The Equal Pay Act (“EPA”), The Lilly Ledbetter Fair Pay Act, the Family and Medical Leave Act (“FMLA”), The Worker Adjustment and Retraining Notification Act (“WARN”), The Genetic Information Non-Discrimination Act (“GINA”), The Employee Retirement Income Security Act (“ERISA”), The Massachusetts Fair Employment Practices Act (M.G.L. ch. 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Sick Leave Law, The Massachusetts Civil Rights Act, all as amended, as well as any other federal, state and local statutes, regulations, codes or ordinances that apply to you.

(d)    You release the Company Releasees from any and all wage and hour related claims to the maximum extent permitted by state law. This release of legal claims includes any state wage and hour related claims arising out of or in any way connected with your employment with the Company, including and any claims for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law.

(e)    This release does not include any claim under the workers compensation or unemployment compensation statutes. Also, this Agreement is not intended to affect the rights and responsibilities of government agencies such as the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or any other federal, state or local agency, to enforce the laws within their jurisdiction. This means that by signing this Agreement you may still exercise your protected right to (i) file a charge with, or participate in an investigation or proceeding conducted by, the EEOC, the NLRB, or any other federal, state or local government entity and (ii) exercise your rights under Section 7 of the National Labor Relations Act to engage in joint activity with other employees. Notwithstanding the foregoing, you agree that (x) if you file a charge with the EEOC, the NLRB, or any other federal, state or local government entity or (y) if one of the foregoing agencies commences an investigation or other legal action on your behalf, you specifically waive and release your right to recover, if any, individual monetary damages or other individual benefits or remedies of any sort whatsoever arising from the charge you filed or from the governmental action.

4.    Accord and Satisfaction: The amounts described in Sections 1 and 2 shall be complete and unconditional payment, accord and/or satisfaction with respect to all obligations and liabilities of the Company Releasees to you, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, stock and stock options, commissions, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums.

5.	Waiver of Rights and Claims Under the Age Discrimination
in Employment Act of 1967:

Since you are 40 years of age or older, you are being informed that you have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) and you agree that:

(a)    in consideration for the amounts described in Section 2 of this Agreement, which you are not otherwise entitled to receive, you specifically and voluntarily waive such rights and/or claims under the ADEA you might have against the Company Releasees to the extent such rights and/or claims arose on or prior to the date this Agreement was executed;

(b)    you understand that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by you;

(c)    you are informed in Schedule “A,” which is attached hereto, of the class, unit or group of individuals considered for this termination program, the job title and ages of all individuals selected for the program and the job title and ages of all individuals in the same job classification or organizational unit who are not selected for the program;

(d)    you have carefully read and fully understand all of the provisions of this Agreement, and you knowingly and voluntarily agree to all of the terms set forth in this Agreement; and

(e)    in entering into this Agreement you are not relying on any representation, promise or inducement made by the Company Releasees or their attorneys with the exception of those promises described in this document.

6.    Period for Review and Consideration of Agreement:

(a)You acknowledge that you have at least forty-five (45) days to review this Agreement and consider its terms before signing it.

(b)The 45-day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.

7.    Company Files, Documents and Other Property: You represent that you have returned to the Company all Company property and materials, including but not limited to, (if applicable) personal computers, laptops, fax machines, scanners, copiers, cellular phones, Company credit cards and telephone charge cards, Company keys and passes, intangible information stored on hard drives or thumb drives, software passwords or codes, security passwords or codes, tangible copies of trade secrets and confidential information, names and addresses of Company customers, and any and all other information or property previously or currently held or used by you that is or was related to your employment with the Company (“Company Property”). You agree that in the event that you discover any other Company Property in your possession after the Termination Date of this Agreement you will immediately return such materials to the Company.

8.    Future Conduct:

(a)        Confidentiality of this Agreement: Other than as permitted in Section 3(e) above, you agree that you shall not disclose, divulge or publish, directly or indirectly, any information regarding the amount of the severance and benefits agreed to in this Agreement to any person or organization other than (i) your immediate family, (ii) your accountants or attorneys when such disclosure is necessary for the accountants or attorneys to render professional services, (iii) to the taxing authorities, or (iv) when otherwise compelled by law.

9.    Representations and Governing Law:

(a)        This Agreement sets forth the complete and sole agreement between the parties and supersedes any and all other agreements or understandings, whether oral or written, between you and the Company, except for the Invention, Non-Disclosure and Non-Competition Agreement that you signed in connection with your employment with the Company, which shall remain in full force and effect in accordance with its terms. This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both the Company and you.

(b)        If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions and parts thereof of this Agreement are declared to be severable. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise in writing by the waiving party. The language of all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against either of the parties.

(c)         This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other may be commenced and maintained in state or federal court located in Massachusetts, and you hereby submit to the jurisdiction and venue of any such court.

(d)    You may not assign any of your rights or delegate any of your duties under this Agreement. The rights and obligations of the Company shall inure to the benefit of the Company’s successors and assigns.

10.    Effective Date: If this letter correctly states the agreement and understanding we have reached, please indicate your acceptance by countersigning the enclosed copy and returning it to me by the 45th day of receipt, or within three days after the Termination Date, which is later. You may not sign the Agreement before the Termination Date. You may revoke this Agreement for a period of seven (7) days after signing it. In order to revoke the Agreement, you must submit a written notice of revocation to Seth Tasker located at seth.tasker@infi.com. This written notice may be sent by mail, overnight mail, email or hand-delivery but must be received by 9/9/2016 no later than the close of business on the seventh day. The Agreement will not become effective or enforceable, and no payments will be made, until this revocation period has expired (“Effective Date”) without being exercised.

Very truly yours,

/s/Adelene Q. Perkins

Adelene Q. Perkins
President & Chief Executive Officer

I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS REPRESENTATIVES WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

Accepted and Agreed to:

/s/William Bertrand
William Bertrand

Date:	9/2/2016

YOU ARE NOT PERMITTED TO SIGN THIS AGREEMENT UNTIL ON OR AFTER THE TERMINATION DATE (AS DEFINED ABOVE). AN AGREEMENT SIGNED BEFORE THE TERMINATION DATE WILL NOT BE EFFECTIVE OR ENFORCEABLE AND WILL NEED TO BE RE-SIGNED. THE DEADLINE FOR SIGNING IS 45 DAYS FROM THE DATE OF RECEIPT, OR THREE DAYS AFTER THE TERMINATION DATE, WHICHEVER IS LATER.

IF YOU DO NOT WISH TO USE THE 45-DAY PERIOD,
PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I, William Bertrand, acknowledge that I was informed and understand that I have at least 45 days within which to consider the attached Severance Agreement and Release, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 45 day period.

Dated:
William Bertrand

Dated:
Witness:

YOU ARE NOT PERMITTED TO SIGN THIS AGREEMENT UNTIL ON OR AFTER THE TERMINATION DATE (AS DEFINED ABOVE). AN AGREEMENT SIGNED BEFORE THE TERMINATION DATE WILL NOT BE EFFECTIVE OR ENFORCEABLE AND WILL NEED TO BE RE-SIGNED. THE DEADLINE FOR SIGNING IS 45 DAYS FROM THE DATE OF RECEIPT, OR THREE DAYS AFTER THE TERMINATION DATE, WHICHEVER IS LATER.